Exhibit 99.1

Cash America Second Quarter Net Income up 26% and Dividend Declared

FORT WORTH, Texas--(BUSINESS WIRE)--July 22, 2010--Cash America International, Inc. (NYSE: CSH) reported that its net income for the second quarter ended June 30, 2010 was up 26% to $20,889,000 (66 cents per share), which compares to the second quarter 2009 net income of $16,607,000 (54 cents per share). Contributing to the increase in earnings was volume growth in the Company’s e-commerce lending segment combined with another quarter of increased earnings and expanded profitability from its pawn lending activities in the United States.

Total revenue during the second quarter of 2010 was $292.1 million, up 16% from $252.4 million in the second quarter of 2009, due in part to a 37% increase in consumer loan fees during the period. Also contributing to the increase in total revenue was a 10% increase in pawn loan fees and service charges and a 3% increase in merchandise sales during the second quarter of 2010 as compared to the same period in 2009. The increase in merchandise sales was achieved with higher gross profit margins, leading to a 12% increase in profit from the sale of merchandise which positively affected earnings for the period.

Revenue from the Company’s consumer loan portfolio, reduced by loan loss provision increased 28%, to $70.9 million in the second quarter of 2010 compared to the prior year as consumer loans written in the quarter were up 35% and consumer loan balances were higher throughout the period. These increases combined with the increase in gross profit on the disposition of merchandise and increased revenue from pawn loans drove consolidated net revenue, net of loan losses, up 17%, to $176.7 million, which led to a 22% increase in income from operations in the second quarter of 2010 compared to the same period in 2009.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “Our Company has seen strong operating income growth in the retail services segment, primarily driven by our domestic pawn business, which is rebuilding loan balances following an abnormally high level of pawn redemptions in the first quarter of 2010. Additionally, consumer loan volumes in our e-commerce segment, both domestic and foreign, continue to significantly outpace growth of consumer loan volume in our U.S. storefronts and are building asset levels that should aid future earnings growth.”

For the first six months of fiscal year 2010, total revenue increased 16% to $605.1 million compared to $520.5 million for the same period in 2009. Income from operations through the second quarter of 2010 increased 26% to $95.6 million and Cash America posted a 31% increase in net income to $52,922,000 ($1.67 per share) for the first six months of fiscal year 2010 compared to $40,518,000 ($1.33 per share) for the same period in 2009.

During the second quarter of 2010, the Company renamed its Internet Services Division as the e-commerce Division and realigned its operating segments into two reportable segments: retail services and e-commerce. The retail services segment covers all of the operations of the Company’s Retail Services Division, which is comprised of both domestic and foreign storefront locations that offer pawn lending, consumer loans (formerly referred to as cash advances), check cashing and other ancillary services, and the e-commerce segment covers all of the operations of the Company’s e-commerce Division, which is comprised of the Company’s domestic and foreign online businesses and the Company’s micro line of credit services business (formerly referred to as card services). Certain amounts in the consolidated financial statements for the three and six months ended June 30, 2009 have been reclassified to conform to reflect the current segment structure. These reclassifications have no impact on consolidated results previously reported.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 22, at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site (http://www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s web site following the call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 18, 2010 to shareholders of record on August 4, 2010.

Outlook for the Third Quarter of 2010 and Related Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans and the disposition of unredeemed collateral by way of consumer spending on retail sales and the commercial sale of refined gold and diamonds. Other elements expected to affect the growth in revenue include the regulatory governance of consumer loan products and the development and growth of new markets for the Company’s e-commerce distribution platforms for consumer lending products, as well as growth of its pawn operations in Mexico. As the Company enters the third quarter of 2010, management anticipates that demand for the Company’s lending products will continue on a similar pace to the one we have experienced in the second quarter of 2010. Based on its views and on the preceding factors management expects the third quarter 2010 net income per share to be between 82 and 88 cents per share compared to 73 cents per share in the third quarter of 2009. In addition, management increases its previously reported expectations for its fiscal year 2010 to a range of between $3.65 and $3.75 per share, compared to $3.17 per share in fiscal 2009.

About the Company

As of June 30, 2010, Cash America International, Inc. had 1,062 total locations offering specialty financial services to consumers, which include 737 lending locations (including nine unconsolidated franchised locations) operating in 28 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland,” 200 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” In addition, the Company operated 120 unconsolidated franchised and five Company-owned check cashing centers operating in 16 states in the United States under the name “Mr. Payroll.” Additionally, as of June 30, 2010, the Company offered short-term loans over the Internet to customers in 33 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca. The Company also owns a micro-line of credit services business that processes short-term loans on behalf of a third-party lender with balances outstanding in all 50 states and four other United States jurisdictions as of June 30, 2010.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.quickquid.co.uk
http://www.enovafinancial.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.cashlandloans.com	http://www.strikegoldnow.com
http://www.primaryinnovations.net	http://www.mrpayroll.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who offer products and services to or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, the effect of any current or future litigation proceedings on the Company, the effect of any of such changes on the Company’s business or the markets in which the Company operates and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(Unaudited)

Consolidated Operations:
Total revenue	$292,081	$252,381	$605,143	$520,473
Net revenue	221,664	180,847	444,781	366,437
Total operating expenses	182,526	148,647	349,204	290,758

Income from operations	$39,138	$32,200	$95,577	$75,679

Income before income taxes	33,846	27,385	84,699	65,674

Net Income	$20,911	$16,819	$52,962	$41,045

Less: Net income attributable to the noncontrolling interest	(22)	(212)	$(40)	$(527)

Net Income Attributable to Cash America International, Inc.	$20,889	$16,607	$52,922	$40,518

Earnings per share:

Net Income attributable to Cash America International, Inc. common stockholders:

Basic	$0.70	$0.56	$1.78	$1.36
Diluted	$0.66	$0.54	$1.67	$1.33

Weighted average shares:
Basic	29,655	29,804	29,671	29,785
Diluted	31,665	30,515	31,701	30,467

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,		December 31,
	2010	2009	2009
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$46,708	$26,323	$46,004
Pawn loans	184,104	176,313	188,312
Consumer loans, net	115,295	89,810	108,789
Merchandise held for disposition, net	100,215	102,164	113,824
Pawn loan fees service charges receivable	35,077	33,314	36,544
Prepaid expenses and other assets	50,639	17,169	32,129
Deferred tax assets	25,035	21,644	21,536
Total current assets	557,073	466,737	547,138
Property and equipment, net	196,559	187,343	193,737
Goodwill	513,758	493,848	493,492
Intangible assets, net	25,853	30,454	27,793
Other assets	7,244	8,243	7,495
Total assets	$1,300,487	$1,186,625	$1,269,655

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$75,058	$66,534	$87,368
Accrued supplemental acquisition payment	18,858	-	2,291
Customer deposits	9,535	9,778	8,837
Income taxes currently payable	9,150	1,324	8,699
Current portion of long-term debt	25,493	14,306	25,493
Total current liabilities	138,094	91,942	132,688
Deferred tax liabilities	46,016	38,763	42,590
Noncurrent income tax payable	2,166	4,059	2,009
Other liabilities	7,591	3,602	5,479
Long-term debt	374,044	415,491	403,690
Total liabilities	567,911	$553,857	$586,456

Equity:
Cash America International, Inc. equity:
Common stock, $.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued
	3,024	3,024	3,024
Additional paid-in capital	164,770	168,197	166,761
Retained earnings	583,660	478,706	532,805
Accumulated other comprehensive income	1,785	608	1,181
Treasury shares, at cost (881,003 shares, 815,842 shares and 933,082 shares at June 30, 2010 and 2009, and at December 31, 2009, respectively)

	(27,031)	(23,256)	(26,836)
Total Cash America International, Inc. stockholders’ equity	726,208	627,279	676,935
Noncontrolling interest	6,368	5,489	6,264
Total equity	732,576	632,768	683,199
Total liabilities and equity	$1,300,487	$1,186,625	$1,269,655

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)

Revenue
Pawn loan fees and service charges	$59,507	$54,280	$117,788	$107,239
Proceeds from disposition of merchandise	113,850	110,173	255,733	239,933
Consumer loan fees	115,865	84,602	224,307	164,910
Other	2,859	3,326	7,315	8,391
Total Revenue	292,081	252,381	605,143	520,473
Cost of Revenue
Disposed merchandise	70,417	71,534	160,362	154,036
Net Revenue	221,664	180,847	444,781	366,437
Expenses
Operations	101,931	86,395	198,450	171,917
Consumer loan loss provision	44,934	29,178	78,827	53,952
Administration	25,446	22,681	50,994	44,155
Depreciation and amortization	10,215	10,393	20,933	20,734
Total Expenses	182,526	148,647	349,204	290,758
Income from Operations	39,138	32,200	95,577	75,679
Interest expense	(5,406)	(5,086)	(10,863)	(10,155)
Interest income	151	4	159	19
Foreign currency transaction (loss) gain	(37)	267	(174)	131
Income before Income Taxes	33,846	27,385	84,699	65,674
Provision for income taxes	12,935	10,566	31,737	24,629
Net Income	20,911	16,819	52,962	41,045
Less: Net income attributable to the noncontrolling interest	(22)	(212)	(40)	(527)
Net Income Attributable to Cash America International, Inc.	$20,889	$16,607	$52,922	$40,518
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common stockholders:
Basic	$0.70	$0.56	$1.78	$1.36
Diluted	$0.66	$0.54	$1.67	$1.33
Weighted average common shares outstanding:
Basic	29,655	29,804	29,671	29,785
Diluted	31,665	30,515	31,701	30,467
Dividends declared per common share	$0.035	$0.035	$0.070	$0.070

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN OPERATIONS – FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

The following table outlines certain data related to the Company’s pawn loan activities as of and for the three and six months ended June 30, 2010 and 2009.

	As of June 30,
	2010			2009
Ending pawn loan balances	$162,104	$22,000	$184,104	$155,585	$20,728	$176,313
Ending merchandise balance, net	$100,215	$-	$100,215	$102,164	$-	$102,164

	Three Months Ended June 30,
	2010			2009
	Domestic	Foreign	Total	Domestic	Foreign	Total
Average pawn loan balance outstanding	$148,998	$23,039	$172,037	$142,770	$19,113	$161,883
Amount of pawn loans written and renewed	$167,939	$24,950	$192,889	$160,249	$19,305	$179,554
Annualized yield on pawn loans	137.5%	146.7%	138.7%	133.1%	145.3%	134.5%
Gross profit margin on disposition of merchandise	38.1%	-	38.1%	35.1%	-	35.1%
Merchandise turnover	2.9	-	2.9	2.8	-	2.8
	Six Months Ended June 30,
	2010			2009
	Domestic	Foreign	Total	Domestic	Foreign	Total
Average pawn loan balance outstanding	$150,389	$22,973	$173,362	$142,325	$17,871	$160,196
Amount of pawn loans written and renewed	$309,974	$45,979	$355,953	$296,353	$26,226	$322,579
Annualized yield on pawn loans	136.7%	139.1%	137.0%	133.0%	151.1%	135.0%
Gross profit margin on disposed merchandise	37.3%	-	37.3%	35.8%	-	35.8%
Merchandise turnover	3.1	-	3.1	3.0	-	3.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA (in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise.   Retail sales include the sale of merchandise direct to consumers through any of the Company’s retail services locations. Commercial sales include the sale of refined gold, platinum and diamonds to refiners, brokers or manufacturers.  The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three and six months ended June 30, 2010 and 2009.

	Three Months Ended June 30,
	2010			2009

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$64,029	$49,821	$113,850	$62,402	$47,771	$110,173
Gross profit on disposition	$26,413	$17,020	$43,433	$25,729	$12,910	$38,639
Gross profit margin	41.3%	34.2%	38.1%	41.2%	27.0%	35.1%
Percentage of total gross profit	60.8%	39.2%	100.0%	66.6%	33.4%	100.0%
Six Months Ended June 30,
2010				2009

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$150,172	$105,561	$255,733	$142,485	$97,448	$239,933
Gross profit on disposition	$59,903	$35,468	$95,371	$57,877	$28,020	$85,897
Gross profit margin	39.9%	33.6%	37.3%	40.6%	28.8%	35.8%
Percentage of total gross profit	62.8%	37.2%	100.0%	67.4%	32.6%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at June 30, 2010 and 2009 (dollars in thousands).

	Balance at June 30,
	2010		2009
	Amount	%	Amount	%

Merchandise held for 1 year or less –
Jewelry	$65,112	64.5%	$66,882	65.0%
Other merchandise	28,525	28.3	27,948	27.2

Total merchandise held for 1 year or less	93,637	92.8	94,830	92.2
Merchandise held for more than 1 year –
Jewelry	4,294	4.3	5,080	4.9
Other merchandise	2,984	3.0	2,954	2.9

Total merchandise held for more than 1 year	7,278	7.2	8,034	7.8

Total merchandise held for disposition	$100,915	100.0%	$102,864	100.0%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

	As of June 30,
	2010			2009

	Company Owned	Guaranteed by the Company (a)(b)	Total (a)(b)	Company Owned	Guaranteed by the Company (a)(b)	Total (a)(b)
Ending consumer loan balances:
Retail Services	$45,008	$9,536	$54,544	$45,873	$10,189	$56,062
Internet Lending	88,818	41,477	130,295	60,855	23,497	84,352
MLOC(c)	18,192	-	18,192	5,245	-	5,245
Total ending loan balance, gross	$152,018	$51,013	$203,031	$111,973	$33,686	$145,659
Less: Allowance for losses	(36,723)	(3,325)	(40,048)	(22,163)	(2,059)	(24,222)
Total ending loan balance, net	$115,295	$47,688	$162,983	$89,810	$31,627	$121,437

	Three Months Ended June 30,
	2010			2009
	Company Owned	Guaranteed by the Company (a)(b)	Total (a)(b)	Company Owned	Guaranteed by the Company (a)(b)	Total (a)(b)
Amount of consumer loans written:
Retail Services	$168,919	$48,147	$217,066	$164,874	$50,867	$215,741
Internet Lending	208,849	200,239	409,088	176,082	116,190	292,272
MLOC(c)	92,309	-	92,309	23,290	-	23,290
Total consumer loans written	$470,077	$248,386	$718,463	$364,246	$167,057	$531,303

Average amount per consumer loan:
Retail Services	$434	$569	$458	$429	$554	$453
Internet Lending	407	673	505	408	727	495
MLOC(c)	198	-	198	148	-	148
Combined	$344	$650	$411	$374	$664	$428

	Six Months Ended June 30,
	2010			2009
	Company Owned	Guaranteed by the Company (a)(b)	Total (a)(b)	Company Owned	Guaranteed by the Company (a)(b)	Total (a)(b)
Amount of consumer loans written:
Retail Services	$329,375	$96,217	$425,592	$316,511	$101,745	$418,256
Internet Lending	393,503	377,720	771,223	335,546	222,353	557,899
MLOC(c)	166,898	-	166,898	41,099	-	41,099
Total consumer loans written	$889,776	$473,937	$1,363,713	$693,156	$324,098	$1,017,254

Average amount per consumer loan:
Retail Services	$437	$574	$462	$430	$557	$455
Internet Lending	410	687	511	407	733	495
MLOC(c)	197	-	197	152	-	152
Combined	$347	$661	$416	$379	$667	$434

(a) Non-Generally Accepted Accounting Principles (“GAAP”) presentation. Management evaluates the consumer loan portfolio on an aggregate basis including the loss provision for the Company-owned and the third-party lender-owned portfolio that the Company guarantees. The non-GAAP financial measure is provided immediately following its most comparable GAAP amount and can be reconciled to its most comparable Generally Accepted Accounting Principles amount through the presentation of the financial information above.

(b) Consumer loans written by third-party lenders that were processed or arranged by the Company on behalf of the third-party lenders at the Company’s retail services locations and through the Company’s internet lending activities in its online channel.

(c) For the micro line of credit (“MLOC”) services channel, the Company purchases a participation interest in receivables originated by a third-party lender; consumer loans written includes only the amount of the Company’s participation interest in these loans.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Allowance for losses for Company-owned consumer loans:

Balance at beginning of period	$25,823	$17,278	$27,350	$21,495
Consumer loan loss provision	43,902	28,641	78,446	54,028
Charge-offs	(38,591)	(28,215)	(82,833)	(63,141)
Recoveries	5,589	4,459	13,760	9,781

Balance at end of period	$36,723	$22,163	$36,723	$22,163

Accrual for third-party lender-owned consumer loans:

Balance at beginning of period	$2,293	$1,522	$2,944	$2,135
Increase (decrease) in loss provision	1,032	537	381	(76)

Balance at end of period	$3,325	$2,059	$3,325	$2,059

Combined consumer loan loss provision as a % of combined consumer loans written (a)
	6.3%	5.5%	5.8%	5.3%
Charge-offs (net of recoveries) as a % of combined consumer loans written (a)
	4.6%	4.5%	5.1%	5.2%
Combined allowance for losses and accrued third-party lender losses as a % of combined gross portfolio (a)
	19.7%	16.6%	19.7%	16.6%

(a)   Non-GAAP presentation. Management evaluates the consumer loan portfolio on an aggregate basis including its evaluation of the loss provision for the Company-owned portfolio and the third-party lender-owned portfolio that the Company guarantees.  Includes (i) consumer loans written by the Company, and (ii) consumer loans written by third-party lenders that were processed or arranged by the Company on behalf of the third-party lenders through the CSO program, all at the Company’s retail services locations and through the Company’s online channel, and (iii) the Company's participation interests in consumer loans written by a third-party lender that are purchased by the Company through the Company’s MLOC services channel.  For the MLOC services channel, consumer loans written includes only the amount of the Company’s participation interest in these loans.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

         The following tables set forth income from operations for the Company’s operating segments, which are retail services and e-commerce, as of and for the three and six months ended June 30, 2010 and 2009.

	Retail Services(1)			E-Commerce(2)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended June 30, 2010
Revenue
Pawn loan fees and service charges	$51,080	$8,427	$59,507	$-	$-	$-	$59,507
Proceeds from disposition of merchandise	113,850	-	113,850	-	-	-	113,850
Consumer loan fees	26,782	-	26,782	67,277	21,806	89,083	115,865
Other	2,616	41	2,657	202	-	202	2,859
Total revenue	194,328	8,468	202,796	67,479	21,806	89,285	292,081
Cost of revenue – disposed merchandise	70,417	-	70,417	-	-	-	70,417
Net revenue	123,911	8,468	132,379	67,479	21,806	89,285	221,664
Expenses
Operations	72,955	4,665	77,620	16,634	7,677	24,311	101,931
Consumer loan loss provision	5,019	-	5,019	29,466	10,449	39,915	44,934
Administration	10,926	2,194	13,120	8,948	3,378	12,326	25,446
Depreciation and amortization	6,954	1,231	8,185	1,959	71	2,030	10,215
Total expenses	95,854	8,090	103,944	57,007	21,575	78,582	182,526
Income (loss) from operations	$28,057	$378	$28,435	$10,472	$231	$10,703	$39,138

As of June 30, 2010
Total assets	$800,774	$119,137	$919,911	$332,809	$47,767	$380,576	$1,300,487
Goodwill			$303,476			$210,282	$513,758

	Retail Services(1)			E-Commerce(2)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended June 30, 2009
Revenue
Pawn loan fees and service charges	$47,373	$6,907	$54,280	$-	$-	$-	$54,280
Proceeds from disposition of merchandise	110,173	-	110,173	-	-	-	110,173
Consumer loan fees	27,330	-	27,330	49,715	7,557	57,272	84,602
Other	2,871	65	2,936	390	-	390	3,326
Total revenue	187,747	6,972	194,719	50,105	7,557	57,662	252,381
Cost of revenue – disposed merchandise	71,534	-	71,534	-	-	-	71,534
Net revenue	116,213	6,972	123,185	50,105	7,557	57,662	180,847
Expenses
Operations	70,071	3,127	73,198	10,186	3,011	13,197	86,395
Consumer loan loss provision	4,558	-	4,558	21,026	3,594	24,620	29,178
Administration	12,147	1,574	13,721	8,065	895	8,960	22,681
Depreciation and amortization	7,621	903	8,524	1,860	9	1,869	10,393
Total expenses	94,397	5,604	100,001	41,137	7,509	48,646	148,647
Income (loss) from operations	$21,816	$1,368	$23,184	$8,968	$48	$9,016	$32,200

As of June 30, 2009
Total assets	$782,367	$111,207	$893,574	$277,243	$15,808	$293,051	$1,186,625
Goodwill			$298,370			$195,478	$493,848

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

	Retail Services(1)				E-Commerce(2)
	Domestic	Foreign	Total		Domestic	Foreign	Total	Consolidated

Six Months Ended June 30, 2010
Revenue
Pawn loan fees and service charges	$101,942	$15,846	$117,788		$-	$-	$-	$117,788
Proceeds from disposition of merchandise	255,733	-	255,733		-	-	-	255,733
Consumer loan fees	54,326	-	54,326		129,911	40,070	169,981	224,307
Other	6,723	74	6,797		518	-	518	7,315
Total revenue	418,724	15,920	434,644		130,429	40,070	170,499	605,143
Cost of revenue – disposed merchandise	160,362	-	160,362		-	-	-	160,362
Net revenue	258,362	15,920	274,282		130,429	40,070	170,499	444,781
Expenses
Operations	146,053	8,408	154,461		30,413	13,576	43,989	198,450
Consumer loan loss provision	8,005	-	8,005		52,879	17,943	70,822	78,827
Administration	23,382	4,173	27,555		17,200	6,239	23,439	50,994
Depreciation and amortization	14,498	2,374	16,872		3,931	130	4,061	20,933
Total expenses	191,938	14,955	206,893		104,423	37,888	142,311	349,204
Income from operations	$66,424	$965	$67,389		$26,006	$2,182	$28,188	$95,577

As of June 30, 2010
Total assets	$800,774	$119,137	$919,911		$332,809	$47,767	$380,576	$1,300,487
Goodwill			$303,476				$210,282	$513,758

	Retail Services(1)				E-Commerce(2)
	Domestic	Foreign	Total		Domestic	Foreign	Total	Consolidated

Six Months Ended June 30, 2009
Revenue
Pawn loan fees and service charges	$93,869	$13,370	$107,239		$-	$-	$-	$107,239
Proceeds from disposition of merchandise	239,933	-	239,933		-	-	-	239,933
Consumer loan fees	54,042	-	54,042		97,555	13,313	110,868	164,910
Other	7,657	134	7,791		600	-	600	8,391
Total revenue	395,501	13,504	409,005		98,155	13,313	111,468	520,473
Cost of revenue – disposed merchandise	154,036	-	154,036		-	-	-	154,036
Net revenue	241,465	13,504	254,969		98,155	13,313	111,468	366,437
Expenses
Operations	140,959	5,538	146,497		20,331	5,089	25,420	171,917
Consumer loan loss provision	8,442	-	8,442		38,822	6,688	45,510	53,952
Administration	24,778	3,054	27,832		14,475	1,848	16,323	44,155
Depreciation and amortization	15,408	1,731	17,139		3,577	18	3,595	20,734
Total expenses	189,587	10,323	199,910		77,205	13,643	90,848	290,758
Income (loss) from operations	$51,878	$3,181	$55,059		$20,950	$(330)	$20,620	$75,679

As of June 30, 2009
Total assets	$782,367	$111,207	$893,574		$277,243	$15,808	$293,051	$1,186,625
Goodwill			$298,370	$			$195,478	$493,848

(1)	The retail services segment is composed of the Company’s domestic and foreign storefront operations.
(2)	The e-commerce segment is composed of the Company’s online channel, which has domestic and foreign operations, and the Company’s MLOC services channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES ADJUSTED EARNINGS PER SHARE

Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes these measures are useful to help investors better understand the Company’s financial performance, competitive position and prospects for the future. These non-GAAP measures are used by management in evaluating the Company’s results of operations. The following table provides reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively (dollars in thousands except per share data):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2010		2009		2010		2009
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net income attributable to Cash America International, Inc.	$20,889	$0.66	$16,607	$0.54	$52,922	$1.67	$40,518	$1.33

Adjustments:
Intangible asset amortization, net of tax	664	0.02	957	0.03	1,417	0.04	1,988	0.07
Non-cash equity-based compensation, net of tax	602	0.02	510	0.02	1,178	0.04	987	0.03
Convertible debt non-cash interest and issuance cost amortization, net of tax	512	0.02	223	0.01	1,027	0.04	228	-
Foreign exchange loss (gain), net of tax	23	-	(164)	(0.01)	109	-	(82)	-
Adjusted earnings	$22,690	$0.72	$18,133	$0.59	$56,653	$1.79	$43,639	$1.43

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of June 30, 2010 and 2009.

	As of June 30,
	2010			2009
	Domestic(a)	Foreign(c)(d)	(b)Total	Domestic(a)	Foreign(c)	Total
Retail services locations offering:
Both pawn and consumer lending	573	-	573	542	-	542
Pawn lending only	76	200	276	70	146	216
Consumer lending only	88	-	88	137	-	137
Other(e)	125	-	125	128	-	128
Total retail services	862	200	1,062	877	146	1,023
(a) Includes locations that operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance” and “Cashland.” Includes nine unconsolidated franchised pawn locations.

(b) Includes locations that operate in 28 states in the United States.

(c) Includes locations that operate in central and southern Mexico under the name “Prenda Fácil” (referred to as “Prenda Fácil”), of which the Company is a majority owner.

(d) Includes locations that operate in 21 jurisdictions in Mexico.

(e) Includes check cashing locations operating in the United States under the name “Mr. Payroll.” This amount represents five consolidated Company-owned check cashing locations operating in one state and includes 120 unconsolidated franchised locations operating in 17 states.

E-Commerce Segment

As of June 30, 2010, the Company’s e-commerce operating segment offered consumer loans over the internet to customers in:

  33 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk,
  in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

The e-commerce segment also includes the Company’s MLOC services channel, which processes MLOC advances on behalf of a third-party lender and had a participation interest in MLOC receivables that were outstanding in all 50 states and four other U.S. jurisdictions.

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management uses the non-GAAP financial measures for internal managerial purposes and believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of, the Company’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100